UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

MARCH 31, 2008

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2008, Summer Infant, Inc. (the “Company”) entered into the Ninth Amendment Agreement and Allonge (the “Amendment”) to the Revolving Credit Agreement, dated July 19, 2005, among the Company, Summer Infant (USA), Inc., Summer Infant Europe Limited, Summer Infant Asia Limited and Bank of America, N.A. (as amended, the “Loan Agreement”).  The Amendment provides for the increase in the borrowing availability under the Loan Agreement from $25,000,000 to $30,000,000 in order to finance the acquisition by the Company of the assets of Basic Comfort, Inc. (“Basic Comfort”), as described under Item 8.01 of this Form 8-K, subject to terms and conditions contained in the Amendment.  The Amendment also changed the maturity date of the Loan Agreement from June 30, 2009 to April 14, 2008. The maturity date of the Loan Agreement was changed because the Company is in the process of finalizing a new credit facility with Bank of America, N.A. to replace the Loan Agreement. However, this new credit facility was not finalized at the time of the Basic Comfort acquisition.

Bank of America, N.A. and its affiliates have performed in the past, and may perform in the future, banking, investment banking and/or advisory services for the Company and its affiliates from time to time for which it has received customary fees and expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1 and is incorporated by reference into this 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01, on March 31, 2008, the Company entered into the Amendment providing for the increase in the borrowing availability under the Loan Agreement from $25,000,000 to $30,000,000 in order to finance the acquisition by the Company of the assets of Basic Comfort. See Item 1.01 for a description of the Amendment.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the acquisition of Basic Comfort described in Item 8.01, on March 31, 2008, the Company issued to the stockholders of Basic Comfort an aggregate of 450,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Shares were issued at fair market value in partial consideration for the purchase by the Company of substantially all of the assets of Basic Comfort The offer and sale of these Shares was made to “accredited investors,” as defined in Rule 501 under the Securities Act, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 8.01.              Other Events.

On April 1, 2008, the Company issued a press release in which it announced that, on March 31, 2008, it had completed the acquisition of Basic Comfort, a leading manufacturer and supplier of infant comfort and safety products, including infant sleep positioners, infant head supports and portable changing pads.  The purchase price, which was not disclosed, was funded in part through available cash and borrowings under the Company’s existing credit facility and the issuance of unregistered shares of the Company’s common stock.  In connection with the acquisition, as described under Items 1.01 and 2.03 of this 8-K, the Company amended its existing credit facility with Bank of America, N.A. to increase the aggregate amount that may be borrowed, from $25.0 million to $30.0 million.

The press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this 8-K.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number

10.1

Ninth Amendment Agreement and Allonge, dated as of March 31, 2008, by and among Bank of America, N.A., Summer Infant, Inc., Summer Infant (USA), Inc., Summer Infant Europe Limited, and Summer Infant Asia Limited

	99.1	Press release from Summer Infant, Inc., dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: April 4, 2008	By:	/s/Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Ninth Amendment Agreement and Allonge, dated as of March 31, 2008, by and among Bank of America, N.A., Summer Infant, Inc., Summer Infant (USA), Inc., Summer Infant Europe Limited, and Summer Infant Asia Limited

99.1	Press release from Summer Infant, Inc., dated April 1, 2008